Mechanics Bancorp Reports Third Quarter 2026 Results

Third Quarter Highlights
$20.9 billion Total Assets	$46.0 million Net Income	14.73% CET1 Ratio (1)	$11.59 Book Value Per Share $7.05 Tangible Book Value Per Share (2)
Walnut Creek, CA – October 28, 2026 – (BUSINESS WIRE) – Mechanics Bancorp (Nasdaq: MCHB) (“Mechanics” or the “Company”), the financial holding company of Mechanics Bank, today announced its financial results for the quarter ended September 30, 2026. Mechanics reported net income of $46.0 million, or $0.20 per diluted share (3), for the third quarter of 2026, compared to $57.7 million, or $0.25 per diluted share, for the second quarter of 2026. For the nine months ended September 30, 2026, Mechanics reported net income of $147.8 million, or $0.64 per diluted share, compared to $154.6 million, or $0.72 per diluted share, for the nine months ended September 30, 2025.(4)
Third Quarter 2026 Highlights:
•Total assets of $20.9 billion at September 30, 2026, compared with $21.2 billion at June 30, 2026.
•Total loans of $13.0 billion at September 30, 2026, compared with $13.6 billion at June 30, 2026.
•Total deposits of $18.0 billion at September 30, 2026, compared with $18.1 billion at June 30, 2026, and noninterest-bearing deposits of $6.3 billion at September 30, 2026, compared with $6.4 billion at June 30, 2026.
•Loans-to-deposits ratio of 72% at September 30, 2026, compared with 75% at June 30, 2026.
•Total cost of deposits was 1.33% for the third quarter of 2026 and 1.25% for the second quarter of 2026.
•Noninterest expense was $114.2 million for the third quarter of 2026, compared with $124.5 million for the second quarter of 2026, reflecting lower acquisition and integration costs and salaries and employee benefits expense.
•Dividends paid in the third quarter of 2026 were $0.25 per share of Class A common stock and $2.50 per share of Class B common stock.
•Strong capital ratios (1), including an estimated 16.98% Total risk-based capital ratio, 14.73% Tier 1 capital ratio, 14.73% CET1 capital ratio and 8.74% Tier 1 leverage ratio at September 30, 2026.
•Allowance for credit losses (“ACL”) to total loans of 1.03%, down from 1.12% at the prior quarter-end.
•Total delinquent loans decreased to $67.5 million, from $95.4 million at June 30, 2026, representing 0.52% of total loans at September 30, 2026, compared to 0.70% at June 30, 2026.
•Completed the sale of $417 million of performing indirect auto loans, resulting in a $10.3 million loss on sale, as we further optimized the balance sheet by accelerating the exit from a non-core business line.
•Completed a $308 million securities portfolio restructuring, selling low-yielding AFS securities and reinvesting the proceeds in MBS at then current market rates, resulting in a $32.3 million loss on sale.
•Gain on other equity investments of $5.1 million for the third quarter of 2026 as a result of valuation updates.
•Non-recurring acquisition and integration costs of $0.6 million for the third quarter of 2026, compared to $5.9 million in the prior quarter.
(1)Regulatory capital ratios at September 30, 2026 are preliminary.
(2)Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” below.
(3)Unless otherwise specified, refers to diluted earnings per share for Class A common stock.
(4)Mechanics’ financial results for the quarter and nine months ended September 30, 2025 were recast to reflect the adoption of ASU 2025-08. Refer to “Adoption of Purchased Seasoned Loans Accounting Standard” for additional discussion.

C.J. Johnson, President and CEO of Mechanics, said, “Our third quarter results reflect the continued execution of our strategic priorities. With the HomeStreet integration behind us, we move forward from a position of strength, focused on building long-term shareholder value through prudent growth and expense management, strong credit quality, and returning capital to shareholders via a market-leading dividend yield.”
Nathan Duda, CFO of Mechanics, added, “Third quarter financial results reflect our continued focus on balance sheet optimization and efficient capital deployment. During the quarter, we completed a $308 million securities portfolio restructuring, reinvesting the proceeds at significantly higher yields, and sold substantially all of our runoff auto loan portfolio, reducing servicing expenses going forward. Taken together, these actions further enhance our earnings profile and position us well for the future. At the same time, our credit performance remained strong, supported by a reduction in delinquent loans, disciplined underwriting practices and ongoing portfolio monitoring. Looking ahead, we remain focused on maintaining our credit discipline, prudent expense management, and preserving financial flexibility as we navigate a challenging interest rate environment.”
Presentation of Results – HomeStreet Bank Merger
On September 2, 2025, the merger of HomeStreet Bank, the wholly owned subsidiary of Mechanics Bancorp (formerly known as HomeStreet, Inc.) with and into Mechanics Bank, was completed. Mechanics Bank is the accounting acquirer (legal acquiree), HomeStreet Bank is the accounting acquiree and Mechanics Bancorp is the legal acquirer. Mechanics’ financial results for all periods ended prior to September 2, 2025 reflect Mechanics Bank’s historical financial results on a standalone basis and results of the combined company beginning September 2, 2025. In addition, for periods prior to September 2, 2025, the number of shares issued and outstanding, earnings per share, and all references to share quantities or metrics of Mechanics have been retrospectively restated to reflect the equivalent number of shares issued in the merger since the merger was accounted for as a reverse acquisition. As the accounting acquirer, Mechanics Bank remeasured the identifiable assets acquired and liabilities assumed in the merger as of September 2, 2025 at their acquisition date fair values.
Adoption of Purchased Seasoned Loans Accounting Standard
The Company early adopted Accounting Standards Update (“ASU”) 2025-08, “Financial Instruments–Credit Losses (Topic 326): Purchased Loans,” during the fourth quarter of 2025. This new standard, which the Company elected to early adopt as of January 1, 2025, requires acquired loans that meet certain criteria at acquisition (purchased seasoned loans) to be recognized at their purchase price plus the amount of the allowance for expected credit losses (gross-up approach). As a result, for purchased seasoned loans acquired in the HomeStreet merger, the Company established an allowance for credit losses of $20.3 million at the date of acquisition for these loans and reversed the provision for credit losses recorded in the third quarter of 2025, and recorded it as part of the acquired loans initial amortized cost basis. Required disclosures regarding the impact of the adoption were presented when the Company filed its annual report on Form 10-K for the year ended December 31, 2025. In addition, third quarter 2025 results will be retrospectively adjusted when the Company files its quarterly report on Form 10-Q for the quarter ended September 30, 2026.
The impact of the adoption is reflected in the comparative prior period results presented in this earnings release for the quarter and nine months ended September 30, 2025 and as of September 30, 2025.

INCOME STATEMENT HIGHLIGHTS
Summary Income Statement

	Quarter Ended			Nine Months Ended
(in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Total interest income (1)	$239,156	$237,942	$203,371	$719,034	$555,109
Total interest expense	64,254	60,770	59,218	187,915	152,373
Net interest income (1)	174,902	177,172	144,153	531,119	402,736
Provision (reversal of provision) for credit losses on loans (1)	(14,681)	(904)	25,806	(7,992)	22,411
Provision (reversal of provision) for credit losses on unfunded lending commitments	(503)	(1,863)	960	(2,192)	329
Total provision (reversal of provision) for credit losses (1)	(15,184)	(2,767)	26,766	(10,184)	22,740
Net gain (loss) on sales of loans	(9,843)	2,477	659	(6,223)	659
Net gain (loss) on sales and calls of investment securities	(32,269)	31	155	(32,186)	4,292
Bargain purchase gain	2,871	—	90,363	2,871	90,363
Other noninterest income	25,807	21,288	18,601	66,920	49,070
Total noninterest income (loss)	(13,434)	23,796	109,778	31,382	144,384
Acquisition and integration costs	559	5,923	63,869	11,276	69,858
Other noninterest expense	113,634	118,550	99,460	357,817	270,189
Total noninterest expense	114,193	124,473	163,329	369,093	340,047
Income before income tax expense (benefit) (1)	62,459	79,262	63,836	203,592	184,333
Income tax expense (benefit) (1)	16,467	21,561	(4,440)	55,809	29,781
Net income (1)	$45,992	$57,701	$68,276	$147,783	$154,552

(1)Prior period comparative disclosures for the quarter and nine months ended September 30, 2025 reflect the impact of adoption of ASU 2025-08.
Net Interest Income
Third Quarter of 2026 vs. Second Quarter of 2026
Net interest income in the third quarter of 2026 was $2.3 million lower than the second quarter of 2026 primarily as a result of higher deposit costs and a $133.1 million decrease in average interest earning assets. Mechanics’ net interest margin decreased from 3.62% to 3.55% primarily due to higher deposit costs, partially offset by higher investment securities interest income from the partial quarter benefit of the AFS securities restructuring.
Nine Months Ended September 30, 2026 vs. Nine Months Ended September 30, 2025
Net interest income for the nine months ended September 30, 2026 increased $128.4 million as compared to the nine months ended September 30, 2025 due primarily to an increase of $3.9 billion in average interest-earning assets, as well as an increase in net interest margin from 3.40% in the nine months ended September 30, 2025 to 3.59% in the nine months ended September 30, 2026, as a result of the HomeStreet merger.
Provision for Credit Losses
Third Quarter of 2026 vs. Second Quarter of 2026
The reversal of provision for credit losses in the third quarter of 2026, which consists of the provision for loans and unfunded commitments, was $15.2 million, compared to a reversal of provision of $2.8 million for the second quarter of 2026. The reversal of provision for the third quarter was primarily driven by decreases in expected losses on our multifamily and CRE investor loans, corresponding decreases in qualitative factors and the auto loan portfolio sale.
Nine Months Ended September 30, 2026 vs. Nine Months Ended September 30, 2025
The reversal of provision for credit losses was $10.2 million for the nine months ended September 30, 2026, compared to a provision of $22.7 million for the nine months ended September 30, 2025. The decrease in provision for the nine months ended September 30, 2026 was driven primarily by the auto portfolio sale, lower qualitative adjustments, lower balances and lower unfunded commitments reserves.
Noninterest Income (Loss)
Third Quarter of 2026 vs. Second Quarter of 2026
Noninterest income (loss) in the third quarter of 2026 decreased $37.2 million from the second quarter of 2026 primarily due to the losses on the sales of auto loans and AFS securities during the quarter, partially offset by the increase in other noninterest income from a gain on other equity investments. In addition, noninterest income decreased in the third quarter of 2026 relative to the second quarter of 2026 due to the gain on sale of the Fannie Mae Multifamily Delegated Underwriting and Servicing (“DUS®”) business line in other noninterest income and a mortgage servicing rights valuation adjustment in net gain (loss) on sales of loans in the prior quarter.
Nine Months Ended September 30, 2026 vs. Nine Months Ended September 30, 2025
Noninterest income for the nine months ended September 30, 2026 decreased $113.0 million from the nine months ended September 30, 2025 primarily due to the losses on the sales of auto loans and AFS securities during 2026 and the bargain purchase gain from the HomeStreet merger recognized in 2025. The decrease was partially offset by an increase in noninterest income that resulted from a gain on other equity investments and gain on sale of the DUS business line in other noninterest income and a mortgage servicing rights valuation adjustment in net gain (loss) on sales of loans in 2026.
Noninterest Expense
Third Quarter of 2026 vs. Second Quarter of 2026
Noninterest expense decreased $10.3 million in the third quarter of 2026 compared to the second quarter of 2026, primarily due to lower acquisition and integration related costs, and lower salaries and employee benefits expense due to headcount reductions as a result of continued integration following the HomeStreet merger.
Nine Months Ended September 30, 2026 vs. Nine Months Ended September 30, 2025
Noninterest expense increased $29.0 million for the nine months ended September 30, 2026 compared to the nine months ended September 30, 2025 primarily due to higher salaries and employee benefits expense, occupancy costs, equipment expense, and amortization of intangibles, partially offset by lower acquisition and integration related costs from the HomeStreet merger.
Income Taxes
Third Quarter of 2026 vs. Second Quarter of 2026
Our effective tax rate during the third quarter of 2026 was 26.4% as compared to 27.2% in the second quarter of 2026 and our federal statutory rate was 21.0%. The effective tax rate decreased compared to the prior quarter as a result of tax benefits related to stock awards that vested in the third quarter.

Nine Months Ended September 30, 2026 vs. Nine Months Ended September 30, 2025
Our effective tax rate for the nine months ended September 30, 2026 was 27.4% as compared to 16.2% for the nine months ended September 30, 2025 and our federal statutory rate was 21.0%. The effective tax rate increased compared to the nine months ended September 30, 2025 as a result of a non-taxable $90.4 million bargain purchase gain from the HomeStreet merger in 2025 and a $1.7 million remeasurement of deferred tax assets in 2026.
BALANCE SHEET HIGHLIGHTS
Selected Balance Sheet Items

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Cash and cash equivalents	$602,455	$553,915	$483,513	$1,029,983	$1,442,647
Trading securities	46,099	46,595	49,463	49,518	50,357
Securities available-for-sale	4,292,236	4,119,215	3,933,705	3,993,385	3,490,478
Securities held-to-maturity	1,259,501	1,286,813	1,313,520	1,336,632	1,363,636
Loans held for investment (before ACL) (1)	13,012,998	13,576,196	13,852,209	14,176,936	14,587,530
Total assets (1)	20,944,704	21,230,839	21,388,955	22,351,475	22,721,935

Noninterest-bearing demand deposits	$6,297,519	$6,420,746	$6,511,998	$6,744,082	$6,748,479
Total deposits	18,019,474	18,089,437	18,242,769	19,024,997	19,452,819
Borrowings	—	80,000	—	—	—
Long-term debt	131,992	130,420	128,815	192,014	190,123
Total liabilities	18,377,218	18,540,908	18,597,563	19,489,100	19,934,686
Total shareholders’ equity (1)	2,567,486	2,689,931	2,791,392	2,862,375	2,787,249

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.

Investment Securities
Trading securities totaled $46.1 million and $46.6 million at September 30, 2026 and June 30, 2026. Securities available-for-sale increased by $173.0 million during the third quarter of 2026 to $4.3 billion at September 30, 2026, primarily due to purchases, partially offset by sales and paydowns during the quarter. The Company performed a restructuring of the balance sheet through the sale of low-yielding AFS securities and reinvestment in MBS at then current market rates near the end of July 2026. Securities held-to-maturity decreased by $27.3 million in the third quarter of 2026, primarily due to paydowns, and totaled $1.3 billion at September 30, 2026.
Loans
Total loans at September 30, 2026 were $13.0 billion, a decrease of $563.2 million from $13.6 billion at June 30, 2026, due primarily to the sale of auto loans and loan repayments during the quarter, partially offset by originations and advances.
Deposits
Total deposits decreased by $70.0 million during the third quarter of 2026 to $18.0 billion at September 30, 2026. The decrease was due to the runoff of $66.1 million of certificates of deposit and a $3.9 million decrease in core deposits.
Noninterest-bearing demand deposits totaled $6.3 billion and represented 35% of total deposits at September 30, 2026, compared to $6.4 billion, or 35% of total deposits, at June 30, 2026.
Borrowings
Total borrowings were zero at September 30, 2026, compared to $80.0 million at June 30, 2026. The decrease was due to payoff of short-term Federal Reserve Discount Window borrowings during the third quarter.
Equity
During the third quarter of 2026, total shareholders’ equity decreased by $122.4 million to $2.6 billion and tangible common equity (1) decreased by $115.5 million to $1.6 billion. The decrease in total shareholders’ equity for the third quarter of 2026 primarily resulted from a net decrease in retained earnings from net income, less dividends paid to common shareholders, and an increase in accumulated other comprehensive loss due to changes in fair value of securities available for sale from higher interest rates.
At September 30, 2026, book value per common share decreased to $11.59, compared to $12.15 at June 30, 2026. At September 30, 2026, tangible book value per common share (1) decreased to $7.05, compared to $7.56 at June 30, 2026.
(1)Non-GAAP measure. Refer to section “Non-GAAP Financial Measures and Reconciliations” below.

CAPITAL AND LIQUIDITY
Capital ratios remain strong with Total risk-based capital ratio at 16.98% and a Tier 1 leverage ratio of 8.74% at September 30, 2026. The following table presents our regulatory capital ratios as of the dates indicated:

	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Mechanics Bancorp (1)
Tier 1 leverage capital (to average assets)	8.74%	8.71%	8.66%	8.65%	10.34%
Common equity Tier 1 capital (to risk-weighted assets)	14.73%	14.39%	13.92%	14.09%	13.42%
Tier 1 risk-based capital (to risk-weighted assets)	14.73%	14.39%	13.92%	14.09%	13.42%
Total risk-based capital (to risk-weighted assets)	16.98%	16.70%	16.16%	16.27%	15.57%

Mechanics Bank (1)
Tier 1 leverage capital (to average assets)	9.37%	9.38%	9.31%	9.58%	11.46%
Common equity Tier 1 capital (to risk-weighted assets)	15.81%	15.48%	14.96%	15.59%	14.87%
Tier 1 risk-based capital (to risk-weighted assets)	15.81%	15.48%	14.96%	15.59%	14.87%
Total risk-based capital (to risk-weighted assets)	16.96%	16.74%	16.21%	16.81%	16.13%

(1)Regulatory capital ratios at September 30, 2026 are preliminary.

At September 30, 2026, Mechanics had available borrowing capacity of $5.8 billion from the FHLB, $4.2 billion from the Federal Reserve and $5.0 billion under borrowing lines established with other financial institutions.

CREDIT QUALITY
Asset Quality Information and Ratios

(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Delinquent loans held for investment:
30-89 days past due (1)	$25,936	$54,529	$43,556	$58,459	$55,899
90+ days past due	41,594	40,888	33,447	34,686	38,316
Total delinquent loans	$67,530	$95,417	$77,003	$93,145	$94,215
Total delinquent loans to loans held for investment	0.52%	0.70%	0.56%	0.66%	0.65%

Nonperforming assets:
Nonaccrual loans	$49,014	$48,557	$44,379	$42,863	$60,586
90+ days past due and accruing	5,569	6,543	4,098	3,943	2,653
Total nonperforming loans	54,583	55,100	48,477	46,806	63,239
Foreclosed assets	5,081	4,262	4,658	4,990	1,675
Total nonperforming assets	$59,664	$59,362	$53,135	$51,796	$64,914

Allowance for credit losses on loans	$133,621	$152,601	$156,796	$153,319	$168,959
Allowance for credit losses on loans to total loans held for investment	1.03%	1.12%	1.13%	1.08%	1.16%
Allowance for credit losses on loans to nonaccrual loans	272.62%	314.27%	353.31%	357.70%	278.88%
Nonaccrual loans to total loans held for investment	0.38%	0.36%	0.32%	0.30%	0.42%
Nonperforming assets to total assets	0.28%	0.28%	0.25%	0.23%	0.29%

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.
At September 30, 2026, total delinquent loans were $67.5 million, compared to $95.4 million at June 30, 2026. The decrease was primarily due to the auto portfolio sale and two matured commercial real estate loans that were extended and brought current during the quarter. Total delinquent loans as a percentage of total loans were 0.52% at September 30, 2026, as compared to 0.70% at June 30, 2026.
At September 30, 2026, nonperforming assets were $59.7 million, compared to $59.4 million at June 30, 2026. Nonperforming assets as a percentage of total assets was 0.28% at both September 30, 2026 and June 30, 2026.

Allowance for Credit Losses

	Quarter Ended			Nine Months Ended
(dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Allowance for credit losses on loans:
Beginning balance	$152,601	$156,796	$68,334	$153,319	$88,558
Initial allowance on acquired purchased credit deteriorated loans	—	—	63,494	—	63,494
Initial allowance on acquired purchased seasoned loans (1)	—	—	20,252	—	20,252
Provision (reversal of provision) for credit losses	(14,681)	(904)	25,806	(7,992)	22,411
Loans charged off	(6,139)	(6,308)	(12,803)	(19,652)	(34,969)
Recoveries	1,840	3,017	3,876	7,946	9,213
Ending balance	$133,621	$152,601	$168,959	$133,621	$168,959

Allowance for credit losses on unfunded lending commitments:
Beginning balance	$5,426	$7,289	$3,735	$7,115	$4,366
Initial allowance for credit losses	—	—	3,736	—	3,736
Provision (reversal of provision) for credit losses	(503)	(1,863)	960	(2,192)	329
Ending balance	$4,923	$5,426	$8,431	$4,923	$8,431

Net charge-offs to average loans (2)	0.13%	0.10%	0.32%	0.11%	0.35%

(1)The Company early adopted ASU 2025-08 in the fourth quarter of 2025. As a result, for purchased seasoned loans acquired in the HomeStreet merger, the Company established an allowance for credit losses of $20.3 million at the date of acquisition for these loans.
(2)Ratios are annualized.

The allowance for credit losses on loans totaled $133.6 million, or 1.03% of total loans at September 30, 2026, compared to $152.6 million, or 1.12% of total loans at June 30, 2026. The decrease in allowance was primarily the result of lower expected losses on multifamily and CRE investor loans, corresponding decreases in qualitative factors and the auto portfolio sale.
Conference Call
The Company will host a conference call and webcast to discuss its third quarter 2026 financial results at 11:00 a.m. Eastern Time (ET) on Thursday, October 29, 2026. Investors and analysts interested in participating in the call are invited to dial 1-833-461-5787 (international callers please dial 1-585-542-9983) approximately 10 minutes prior to the start of the call. The pin to access the call is 210985311. A live audio webcast of the conference call will be available on the Company’s website at https://ir.mechanicsbank.com. The earnings presentation for the call will also be available on the Company’s Investor Relations website prior to the call.
A replay of the conference call will be available within two hours of the conclusion of the call and can be accessed through the News & Events tab of the Company’s website as well as through the webcast link: https://events.q4inc.com/attendee/210985311.

About Mechanics Bancorp
Mechanics Bancorp is headquartered in Walnut Creek, Calif., and is the financial holding company of Mechanics Bank, a full-service, FDIC-insured bank with $20.9 billion in assets as of September 30, 2026, and 166 branches across California, Oregon, Washington and Hawaii. Founded in 1905 to help families, businesses and communities prosper, Mechanics Bank offers a wide range of products and services in consumer and business banking, commercial lending, cash management services, private banking, and comprehensive wealth management and trust services.
To learn more, visit www.MechanicsBank.com.
Cautionary Note
The information contained herein is preliminary and based on Company data available at the time of this earnings release. It speaks only as of the particular date or dates included in the earnings release. Except as required by law, Mechanics does not undertake an obligation to, and disclaims any duty to, update any of the information herein.
Forward-Looking Statements
This earnings release, including information incorporated by reference herein, contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). All statements, other than statements of historical fact, contained or incorporated by reference in this earnings release, including statements regarding our plans, objectives, expectations, strategies, beliefs, or future performance or events, are forward-looking statements. Generally, forward-looking statements include the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “look,” “may,” “optimistic,” “plan,” “potential,” “projection,” “should,” “will,” and “would” and similar expressions (or the negative of these terms), although not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Furthermore, the following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this earnings release:
•substantial non-recurring and integration costs, which may be greater than anticipated due to unexpected events;
•failure to realize the anticipated benefits of the HomeStreet merger;
•our ability to effectively manage our expanded operations;
•negative developments and events impacting the financial services industry;
•the soundness of other financial institutions;
•our ability to maintain sufficient liquidity, or an increase in the cost of liquidity;
•unpredictable economic, market and business conditions;
•interest rate risk, and fluctuations in interest rates;
•inflationary pressures and rising prices;
•adverse changes in real estate market values;
•the impact of climate change, including indirectly through impacts on our customers;
•the adequacy of our allowances for credit losses for loans and debt securities;
•incurring losses in our loan portfolio despite strict adherence to our underwriting practices;
•fluctuations in our mortgage origination business based upon seasonal and other factors;
•our geographic concentration, which may magnify the adverse effects and consequences of any regional or local economic downturn;
•the accuracy of independent appraisals to determine the value of the real estate that secures a substantial portion of our loans;
•the ability of our small- to medium-sized borrowers to weather adverse business developments;

•our ability to fully identify and mitigate exposure to the various risks that we face, including interest rate, credit, liquidity and market risk;
•our ability to mitigate our exposure to interest rate risk;
•negative publicity regarding us, or financial institutions in general;
•environmental liability risk associated with our lending activities;
•our ability to manage risks associated with new lines of business, products, product enhancements and services;
•our ability to adapt our services to changes in the marketplace related to mortgage servicing or origination, technology or in changes in the requirements of governmental authorities and customers;
•our ability to develop, implement and maintain an effective system of internal control over financial reporting;
•the potential that we may identify material weaknesses in our internal control over financial reporting in the future, which may result in material misstatements of our financial statements;
•the potential that we may write off goodwill and other intangible assets resulting from business combinations;
•dependence on our management team;
•exposure to fraudulent and negligent acts by our customers and the parties they do business with, as well as from employees, contractors and vendors;
•legal claims and litigation, including potential securities law liabilities;
•employee class action lawsuits or other legal proceedings;
•our ability to raise additional capital, if needed;
•competition from other financial institutions and financial service companies;
•regulatory restrictions that may delay, impede or prohibit our ability to consider certain acquisitions and opportunities;
•extensive supervision and regulation that could restrict our activities and impose financial requirements or limitations on the conduct of our business and limit our ability to generate income;
•our ability to comply with stringent capital requirements;
•the impact of federal and state regulators’ examination of our business;
•our ability to comply with the Bank Secrecy Act and other anti-money laundering statutes and regulations;
•our reliance on dividends from Mechanics Bank;
•our ability to raise debt or capital to pay off our debts upon maturity;
•our level of indebtedness following the completion of the HomeStreet merger;
•increasing and continually evolving cybersecurity and other technological risks;
•our ability to adapt to rapid technological change;
•our ability to effectively implement new technological solutions or enhancements to existing systems or platforms;
•our ability to manage risks and challenges relating to the development and use of artificial intelligence;
•our dependence on our computer and communications systems;
•our ability to effectively manage and aggregate data;
•Ford Financial Funds and their controlled affiliates control approximately 77% of the voting power of Mechanics Bancorp, and have the ability to elect all of our directors and control most other matters submitted to our shareholders for approval;
•we are a “controlled company” within the meaning of the rules of Nasdaq and, as a result, we qualify for, and rely on, exemptions from certain corporate governance standards;
•future sales of shares by existing shareholders could cause our stock price to decline;
•our reliance on certain entities affiliated with the Ford Financial Funds for services;
•reduced disclosure requirements as a smaller reporting company; and
•certain of our shareholders have registration rights, the exercise of which could adversely affect the trading price of our common stock.
A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives is also contained in Item 1A “Risk Factors” included in our 2025 Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (the “SEC”). We strongly recommend readers review those disclosures in conjunction with the discussions herein. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and should not be relied upon as a prediction of actual results or future events.
Forward-looking statements in this earnings release are based on management’s expectations at the time such statements are made and speak only as of the date made. We do not assume any obligation or undertake to update any forward-looking statements after the date of this earnings release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although we may do so from time to time.
All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that we currently deem immaterial may become material, and it is impossible for us to predict these events or how they may affect us.
Investor Relations Inquiries

Contact:	Mechanics Bancorp
Nathan Duda
Executive Vice President and Chief Financial Officer
ir@mechanicsbank.com

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(dollars in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

ASSETS
Cash and cash equivalents	$602,455	$553,915	$483,513	$1,029,983	$1,442,647
Trading securities	46,099	46,595	49,463	49,518	50,357
Securities available-for-sale	4,292,236	4,119,215	3,933,705	3,993,385	3,490,478
Securities held-to-maturity	1,259,501	1,286,813	1,313,520	1,336,632	1,363,636
Loans held for sale	7,737	5,345	4,692	5,967	54,985
Loan receivables (1)	13,012,998	13,576,196	13,852,209	14,176,936	14,587,530
Allowance for credit losses on loans	(133,621)	(152,601)	(156,796)	(153,319)	(168,959)
Net loan receivables (1)	12,879,377	13,423,595	13,695,413	14,023,617	14,418,571
Mortgage servicing rights	60,971	59,142	84,000	85,832	88,595
Other real estate owned	5,081	4,262	4,658	4,990	1,675
Federal Home Loan Bank stock, at cost	17,283	17,287	17,289	17,292	17,294
Premises and equipment, net	141,068	141,615	143,157	143,895	143,917
Bank-owned life insurance	173,809	172,980	171,674	170,339	169,163
Goodwill	843,305	843,305	843,305	843,305	843,305
Other intangible assets, net	90,937	97,906	205,269	212,491	143,264
Right-of-use asset	75,210	74,623	78,046	82,076	85,657
Interest receivable and other assets (1)	449,635	384,241	361,251	352,153	408,391
TOTAL ASSETS (1)	$20,944,704	$21,230,839	$21,388,955	$22,351,475	$22,721,935
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Noninterest-bearing demand deposits	$6,297,519	$6,420,746	$6,511,998	$6,744,082	$6,748,479
Interest-bearing transaction accounts	8,537,615	8,394,708	8,222,964	8,128,832	7,918,670
Savings and time deposits	3,184,340	3,273,983	3,507,807	4,152,083	4,785,670
Total deposits	18,019,474	18,089,437	18,242,769	19,024,997	19,452,819
Borrowings	—	80,000	—	—	—
Long-term debt	131,992	130,420	128,815	192,014	190,123
Operating lease liability	78,289	78,174	82,403	86,794	90,796
Interest payable and other liabilities	147,463	162,877	143,576	185,295	200,948
TOTAL LIABILITIES	18,377,218	18,540,908	18,597,563	19,489,100	19,934,686
SHAREHOLDERS’ EQUITY
Common stock	2,406,270	2,404,941	2,402,968	2,402,193	2,401,989
Retained earnings (1)	290,969	303,046	407,908	456,695	394,069
Accumulated other comprehensive income (loss), net of tax	(129,753)	(18,056)	(19,484)	3,487	(8,809)
TOTAL SHAREHOLDERS’ EQUITY (1)	2,567,486	2,689,931	2,791,392	2,862,375	2,787,249
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (1)	$20,944,704	$21,230,839	$21,388,955	$22,351,475	$22,721,935

Common shares outstanding-Class A and B	221,474,752	221,425,469	221,400,590	221,305,009	221,203,135

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.

CONSOLIDATED INCOME STATEMENTS (UNAUDITED)

	Quarter Ended			Nine Months Ended
(dollars in thousands, except per share amounts)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

INTEREST INCOME
Loans interest and fees (1)	$175,387	$178,170	$140,256	$534,747	$378,164
Investment securities	58,481	53,062	40,266	164,617	129,864
Interest-bearing cash and other	5,288	6,710	22,849	19,670	47,081
Total interest income (1)	239,156	237,942	203,371	719,034	555,109
INTEREST EXPENSE
Deposits	60,489	56,544	57,496	175,356	150,651
Borrowed funds	477	1,055	124	1,760	124
Long-term debt	3,288	3,171	1,598	10,799	1,598
Total interest expense	64,254	60,770	59,218	187,915	152,373
Net interest income (1)	174,902	177,172	144,153	531,119	402,736
Provision (reversal of provision) for credit losses on loans (1)	(14,681)	(904)	25,806	(7,992)	22,411
Provision (reversal of provision) for credit losses on unfunded lending commitments	(503)	(1,863)	960	(2,192)	329
Net interest income after provision for credit losses (1)	190,086	179,939	117,387	541,303	379,996
NONINTEREST INCOME (LOSS)
Service charges on deposit accounts	6,320	6,027	5,875	18,390	16,861
Trust fees and commissions	3,406	3,476	3,117	9,952	9,452
ATM network fee income	3,558	4,109	3,425	11,571	9,353
Loan servicing income	1,660	1,582	680	5,169	1,025
Net gain (loss) on sales of loans	(9,843)	2,477	659	(6,223)	659
Net gain (loss) on sales and calls of investment securities	(32,269)	31	155	(32,186)	4,292
Income from bank-owned life insurance	1,723	1,327	2,120	4,215	3,149
Bargain purchase gain	2,871	—	90,363	2,871	90,363
Other	9,140	4,767	3,384	17,623	9,230
Total noninterest income (loss)	(13,434)	23,796	109,778	31,382	144,384
NONINTEREST EXPENSE
Salaries and employee benefits	60,319	63,090	54,168	191,959	150,753
Occupancy	12,090	11,851	9,566	36,370	25,875
Equipment	8,501	8,724	7,288	26,840	19,445
Professional services	6,605	7,435	5,560	20,111	16,383
FDIC assessments and regulatory fees	2,932	2,990	2,722	8,912	7,148
Amortization of intangible assets	6,969	7,207	4,251	21,398	9,655
Data processing	2,966	2,468	3,315	9,307	6,865
Loan related	2,697	3,616	4,439	9,819	9,236
Marketing and advertising	798	696	680	2,401	2,008
Other real estate owned related	25	47	(103)	456	2,685
Acquisition and integration costs	559	5,923	63,869	11,276	69,858
Other	9,732	10,426	7,574	30,244	20,136
Total noninterest expense	114,193	124,473	163,329	369,093	340,047
Income before income tax expense (benefit) (1)	62,459	79,262	63,836	203,592	184,333
INCOME TAX EXPENSE (BENEFIT) (1)	16,467	21,561	(4,440)	55,809	29,781
NET INCOME (1)	$45,992	$57,701	$68,276	$147,783	$154,552

Basic earnings per share (1)
Class A common stock	$0.20	$0.25	$0.31	$0.64	$0.72
Class B common stock	$1.99	$2.51	$3.13	$6.41	$7.22
Diluted earnings per share (1)
Class A common stock	$0.20	$0.25	$0.31	$0.64	$0.72
Class B common stock	$1.99	$2.51	$3.13	$6.41	$7.22
Basic weighted-average shares outstanding
Class A common stock	221,182,860	221,148,246	207,189,764	221,126,798	203,012,384
Class B common stock	1,114,448	1,114,448	1,114,448	1,114,448	1,114,448
Diluted weighted-average shares outstanding
Class A common stock	221,502,583	221,338,344	207,258,678	221,348,568	203,075,003
Class B common stock	1,114,448	1,114,448	1,114,448	1,114,448	1,114,448
(1)Prior period comparative disclosures for the quarter and nine months ended September 30, 2025 reflect the impact of adoption of ASU 2025-08.

LOANS HELD FOR INVESTMENT (1)

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Commercial and industrial	$439,332	$439,814	$460,081	$482,170	$550,176
Commercial real estate
Multifamily	5,189,514	5,223,356	5,291,597	5,355,252	5,450,206
Non-owner occupied	1,482,817	1,614,883	1,711,611	1,740,277	1,866,119
Owner occupied	492,756	512,474	586,698	689,079	710,638
Construction and land development	344,976	360,668	399,546	493,992	538,754
Residential real estate	4,171,423	4,107,867	4,017,120	3,970,803	3,914,675
Auto (2)	9,915	510,232	639,825	791,012	954,617
Other consumer	882,265	806,902	745,731	654,351	602,345
Total LHFI	$13,012,998	$13,576,196	$13,852,209	$14,176,936	$14,587,530

(1)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(2)On September 16, 2026, Mechanics Bank completed the sale of $417 million of its remaining performing indirect auto loans to Bank of America, N.A. and retained $13 million of runoff auto loans.

COMPOSITION OF DEPOSITS

(in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Deposits by product:
Noninterest-bearing demand deposits	$6,297,519	$6,420,746	$6,511,998	$6,744,082	$6,748,479
Interest-bearing:
Interest-bearing demand deposits	1,619,183	1,671,232	1,767,403	1,878,468	1,733,215
Savings	1,304,923	1,328,503	1,363,137	1,367,475	1,398,430
Money market	6,918,432	6,723,476	6,455,561	6,250,364	6,185,455
Certificates of deposit	1,879,417	1,945,480	2,144,670	2,784,608	3,387,240
Total interest-bearing deposits	11,721,955	11,668,691	11,730,771	12,280,915	12,704,340
Total deposits	$18,019,474	$18,089,437	$18,242,769	$19,024,997	$19,452,819

SUMMARY FINANCIAL DATA

	Quarter Ended			Nine Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Select performance ratios: (1)
Return on average equity (2)	6.86%	8.48%	10.66%	7.19%	8.53%
Return on average tangible equity (2),(3)	11.75%	14.42%	17.37%	12.41%	14.11%
Return on average assets (2)	0.86%	1.09%	1.46%	0.92%	1.20%
Efficiency ratio	70.7%	61.9%	64.3%	65.6%	62.2%
Efficiency ratio (non-GAAP) (3)	66.4%	58.4%	62.6%	61.8%	60.4%
Net interest margin (2)	3.55%	3.62%	3.33%	3.59%	3.40%

Cash dividends declared per share:
Class A common stock	$0.25	$0.70	$—	$1.35	$—
Class B common stock	$2.50	$7.00	$—	$13.50	$—

	As of
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Other data:
Book value per share (4)	$11.59	$12.15	$12.61	$12.93	$12.60
Tangible book value per share (3), (4)	$7.05	$7.56	$7.53	$7.81	$7.79
Common equity ratio (4)	12.26%	12.67%	13.05%	12.81%	12.27%
Tangible common equity ratio (3), (4)	8.16%	8.62%	8.57%	8.48%	8.28%
Loans to deposit ratio (4)	72.22%	75.05%	75.93%	74.52%	74.99%
Full time equivalent employees	1,768	1,756	1,890	1,921	2,036
(1)Prior period comparative disclosures for the quarter and nine months ended September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(2)Ratios are annualized.
(3)Return on average tangible equity, efficiency ratio (excluding the impact of intangible amortization), tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. For a reconciliation of these measures to the comparable GAAP financial measure or the computation of the measure, see “Non-GAAP Financial Measures and Reconciliations” below.
(4)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.

NET INTEREST MARGIN

	Quarter Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)

Assets:
Interest-earning assets:
Cash and cash equivalents	$428,244	$3,277	3.04%	$459,729	$3,520	3.07%	$1,851,414	$19,858	4.26%
Investment securities	5,517,088	58,481	4.21%	5,355,011	53,062	3.97%	4,248,163	40,266	3.76%
Loans (2),(3)	13,430,196	175,387	5.18%	13,694,264	178,170	5.22%	10,959,795	140,256	5.08%
FHLB stock and other investments	147,964	2,011	5.39%	147,538	3,190	8.67%	119,880	2,991	9.90%
Total interest-earning assets (3)	19,523,492	239,156	4.86%	19,656,542	237,942	4.86%	17,179,252	203,371	4.70%
Noninterest-earning assets	1,638,586			1,661,711			1,418,197
Total assets	$21,162,078			$21,318,253			$18,597,449
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$1,625,027	$1,700	0.42%	$1,707,751	$1,839	0.43%	$1,480,835	$1,196	0.32%
Money market and savings	8,222,792	46,796	2.26%	7,900,995	42,287	2.15%	6,701,690	42,382	2.51%
Certificates of deposit	1,897,016	11,993	2.51%	2,036,264	12,418	2.45%	1,758,659	13,918	3.14%
Total	11,744,835	60,489	2.04%	11,645,010	56,544	1.95%	9,941,184	57,496	2.29%
Borrowings:
Borrowings	49,787	477	3.81%	114,121	1,055	3.71%	10,939	124	4.48%
Long-term debt	130,958	3,288	9.96%	129,369	3,171	9.83%	63,034	1,598	10.06%
Total interest-bearing liabilities	11,925,580	64,254	2.14%	11,888,500	60,770	2.05%	10,015,157	59,218	2.35%
Noninterest-bearing liabilities:
Demand deposits (4)	6,321,146			6,440,279			5,823,539
Other liabilities	253,723			260,515			216,836
Total liabilities	18,500,449			18,589,294			16,055,532
Shareholders’ equity	2,661,629			2,728,959			2,541,917
Total liabilities and shareholders’ equity	$21,162,078			$21,318,253			$18,597,449
Net interest income (3)		$174,902			$177,172			$144,153
Net interest rate spread (3)			2.72%			2.81%			2.35%
Net interest margin (3)			3.55%			3.62%			3.33%
(1)Ratios are annualized.
(2)Includes loans held for sale.
(3)Prior period comparative disclosures for the quarter ended September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(4)Cost of all deposits, including noninterest-bearing demand deposits, was 1.33%, 1.25% and 1.45% for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

	Nine Months Ended
	September 30, 2026			September 30, 2025
(dollars in thousands)	Average Balance	Interest	Average Yield/Cost (1)	Average Balance	Interest	Average Yield/Cost (1)

Assets:
Interest-earning assets:
Cash and cash equivalents	$478,812	$10,958	3.06%	$1,329,525	$41,713	4.19%
Investment securities	5,432,936	164,617	4.05%	4,455,585	129,864	3.90%
Loans (2),(3)	13,706,945	534,747	5.22%	9,935,183	378,164	5.09%
FHLB stock and other investments	147,430	8,712	7.90%	108,261	5,368	6.63%
Total interest-earning assets (3)	19,766,123	719,034	4.86%	15,828,554	555,109	4.69%
Noninterest-earning assets	1,665,769			1,338,126
Total assets	$21,431,892			$17,166,680
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Demand deposits	$1,711,776	$5,715	0.45%	$1,409,713	$3,539	0.34%
Money market and savings	7,956,680	128,143	2.15%	6,330,840	121,478	2.57%
Certificates of deposit	2,133,126	41,498	2.60%	1,222,456	25,634	2.80%
Total	11,801,582	175,356	1.99%	8,963,009	150,651	2.25%
Borrowings:
Borrowings	62,950	1,760	3.74%	3,691	124	4.48%
Long-term debt	143,625	10,799	10.05%	21,242	1,598	10.06%
Total interest-bearing liabilities	12,008,157	187,915	2.09%	8,987,942	152,373	2.27%
Noninterest-bearing liabilities:
Demand deposits (4)	6,402,707			5,541,719
Other liabilities	271,396			215,971
Total liabilities	18,682,260			14,745,632
Shareholders’ equity	2,749,632			2,421,048
Total liabilities and shareholders’ equity	$21,431,892			$17,166,680
Net interest income (3)		$531,119			$402,736
Net interest spread (3)			2.77%			2.42%
Net interest margin (3)			3.59%			3.40%
(1)Ratios are annualized.
(2)Includes loans held for sale.
(3)Prior period comparative disclosures for the nine months ended September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(4)Cost of all deposits, including noninterest-bearing demand deposits, was 1.29% and 1.39% for the nine months ended September 30, 2026 and 2025, respectively.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
This document contains non-GAAP financial measures of our financial performance, including tangible common equity, return on average tangible equity, efficiency ratio (excluding the impact of intangible amortization), tangible book value per share and tangible common equity ratio. We believe that these non-GAAP financial measures provide useful information because they are used by management to evaluate our operating performance, without the impact of goodwill and other intangible assets. However, these financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative to, our GAAP results. The non-GAAP financial measures Mechanics presents may differ from similarly captioned measures presented by other companies. The following tables present the calculations of our non-GAAP financial measures.

(dollars in thousands, except per share amounts)		Quarter Ended			Nine Months Ended
Return on Average Equity and Return on Average Tangible Equity (1)	Ref.	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income	(a)	$45,992	$57,701	$68,276	$147,783	$154,552
Add: intangibles amortization, net of tax (2)		5,070	5,243	3,040	15,567	6,904
Net income, excluding the impact of intangible amortization, net of tax	(b)	$51,062	$62,944	$71,316	$163,350	$161,456

Average shareholders’ equity	(c)	$2,661,629	$2,728,959	$2,541,917	$2,749,632	$2,421,048
Less: average goodwill and other intangible assets		938,086	978,184	912,679	989,164	890,677
Average tangible shareholders’ equity	(d)	$1,723,543	$1,750,775	$1,629,238	$1,760,468	$1,530,371

Return on average equity (3)	(a) / (c)	6.86%	8.48%	10.66%	7.19%	8.53%
Return on average tangible equity (non-GAAP) (3)	(b) / (d)	11.75%	14.42%	17.37%	12.41%	14.11%

		Quarter Ended			Nine Months Ended
Efficiency Ratio (1)	Ref.	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Noninterest expense	(e)	$114,193	$124,473	$163,329	$369,093	$340,047
Less: intangibles amortization		6,969	7,207	4,251	21,398	9,655
Noninterest expense, excluding the impact of intangible amortization	(f)	$107,224	$117,266	$159,078	$347,695	$330,392
Net interest income	(g)	$174,902	$177,172	$144,153	$531,119	$402,736
Noninterest income (loss)	(h)	$(13,434)	$23,796	$109,778	$31,382	$144,384
Efficiency ratio	(e) / (g+h)	70.7%	61.9%	64.3%	65.6%	62.2%
Efficiency ratio (non-GAAP)	(f) / (g+h)	66.4%	58.4%	62.6%	61.8%	60.4%

(1)Prior period comparative disclosures for the quarter and nine months ended September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(2)Estimated statutory tax rate of 27.25%, 27.25% and 28.50% for the quarters ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively and 27.25% and 28.50% for the nine months ended September 30, 2026 and 2025, respectively.
(3)Ratios are annualized.

(dollars in thousands, except per share amounts)		As of
Book Value per Share and Tangible Book Value per Share (4)	Ref.	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total shareholders’ equity	(i)	$2,567,486	$2,689,931	$2,791,392	$2,862,375	$2,787,249
Less: goodwill and other intangible assets		934,242	941,211	1,048,574	1,055,796	986,569
Total tangible shareholders’ equity	(j)	$1,633,244	$1,748,720	$1,742,818	$1,806,579	$1,800,680

Common shares outstanding-Class A and B	(k)	221,474,752	221,425,469	221,400,590	221,305,009	221,203,135

Common shares outstanding-Class A		220,360,304	220,311,021	220,286,142	220,190,561	220,088,687
Common shares outstanding-Class B-adjusted		11,144,480	11,144,480	11,144,480	11,144,480	11,144,480
Shares outstanding at period end-adjusted (5)	(l)	231,504,784	231,455,501	231,430,622	231,335,041	231,233,167

Book value per share	(i) / (k)	$11.59	$12.15	$12.61	$12.93	$12.60
Tangible book value per share (non-GAAP)	(j) / (l)	$7.05	$7.56	$7.53	$7.81	$7.79

		As of
Common Equity Ratio and Tangible Common Equity Ratio (4)	Ref.	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total shareholders’ equity	(m)	$2,567,486	$2,689,931	$2,791,392	$2,862,375	$2,787,249
Less: goodwill and other intangible assets		934,242	941,211	1,048,574	1,055,796	986,569
Total tangible shareholders’ equity	(n)	$1,633,244	$1,748,720	$1,742,818	$1,806,579	$1,800,680

Total assets	(o)	$20,944,704	$21,230,839	$21,388,955	$22,351,475	$22,721,935
Less: goodwill and other intangible assets		934,242	941,211	1,048,574	1,055,796	986,569
Total tangible assets	(p)	$20,010,462	$20,289,628	$20,340,381	$21,295,679	$21,735,366

Common equity ratio	(m) / (o)	12.26%	12.67%	13.05%	12.81%	12.27%
Tangible common equity ratio (non-GAAP)	(n) / (p)	8.16%	8.62%	8.57%	8.48%	8.28%

(4)Prior period comparative disclosures for September 30, 2025 reflect the impact of adoption of ASU 2025-08.
(5)Includes 11,144,480 Class A Shares issuable upon the conversion of 1,114,448 Class B Shares outstanding. Class B Shares also are treated as if such share had been converted into ten Class A Shares for purposes of calculating the economic rights of the Class B Shares, including upon liquidation of the Company or the declaration of dividends or distributions by the Company.